Exhibit 99.2

FINAL TRANSCRIPT

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Conference Call Transcript

VION - Q3 2009 Vion Pharmaceuticals Earnings Conference Call

Event Date/Time: Nov 12, 2009 / 01:30PM GMT

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Final Transcript

Nov 12, 2009 / 01:30PM GMT, VION — Q3 2009 Vion Pharmaceuticals Earnings Conference Call
CORPORATE PARTICIPANTS
Howard Johnson
Vion Pharmaceuticals, Inc. — President, CFO
Ann Cahill
Vion Pharmaceuticals, Inc. — VP Clinical Development
Alan Kessman
Vion Pharmaceuticals, Inc. — CEO
CONFERENCE CALL PARTICIPANTS
Leah Hartman
CRT Capital Group — Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the third-quarter 2009 Vion Pharmaceuticals conference call. My name is [Shaquana] and I will be your coordinator for today.
And this time, all participants are in a listen-only mode. We will facilitate a question-and-answer session towards the end of this conference. (Operator Instructions)
I would now like to turn the presentation over to your host for today’s call, Mr. Howard Johnson, President and Chief Financial Officer. Please proceed, sir.

Howard Johnson — Vion Pharmaceuticals, Inc. — President, CFO
Thank you, operator. Good morning.
This conference call will contain forward-looking statements. Such statements are subject to certain risk factors which may cause Vion’s plans to differ or results to vary from those expected, including Vion being unsuccessful in achieving its strategic alternatives, including any combination of a restructuring of the Company and its debt, a sale of the Company or its assets, and raising new capital, in which case it may have to curtail or cease operations, liquidate its assets, and/or file for bankruptcy; Vion’s potential inability to obtain regulatory approval for its products, particularly Onrigin (laromustine) injection; delays in the regulatory approval process, particularly for Onrigin; delays or unfavorable results of drug trials; the possibility that favorable results of earlier preclinical studies, clinical trials or interim clinical trials are not confirmed by safety and efficacy results in later or final clinical trials; the need for additional research and testing, including the need for a new randomized trial of Onrigin prior to regulatory approval in accordance with the recommendation of the Oncologic Drugs Advisory Committee; the inability to manufacture product; the potential inability to secure external sources of funding to continue operations; the inability to access capital and funding on favorable terms; continued operating losses, and the inability to continue operations as a result; and a variety of other risks set forth from time to time in Vion’s filings with the Securities and Exchange Commission, including but not limited to the risks attendant to the forward-looking statements included under Item 1A “Risk Factors” in Vion’s Form 10-K for the year ended December 31, 2008 and Vion’s Form 10-Q for the quarter ended September 30, 2009.
Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Now, I’d like to turn the conference call over to Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals.

Final Transcript

Nov 12, 2009 / 01:30PM GMT, VION — Q3 2009 Vion Pharmaceuticals Earnings Conference Call

Alan Kessman — Vion Pharmaceuticals, Inc. — CEO
Thank you, Howard. Good morning, everyone. We thank you for joining us on this conference call.
With me today is Howard Johnson, our President and CFO; Ann Cahill, our Vice President-Clinical Affairs; Tanya Lewis, our Vice President-Regulatory Affairs; Bill Hahne, our Vice President Medical; and Karen Schmedlin, our VP-Finance.
Before Howard takes you through the quarterly results, I wanted to update everyone on the Company’s activities during the third quarter.
As most of you know, in February of this year, we filed a New Drug Application for Onrigin with the US Food and Drug Administration as a single-agent in elderly patients with de novo poor-risk acute myeloid leukemia. In April, we announced that the NDA or the New Drug Application for Onrigin had been accepted for standard review by the FDA with a user fee goal date of December 12, 2009 for a decision on approval.
We made a presentation to the Oncologic Drugs Advisory Committee, commonly referred to as ODAC, of the FDA on September 1. At that meeting, the ODAC voted to require that a randomized study defining the efficacy and safety of Onrigin be completed prior to a regulatory approval of Onrigin.
We are working on submitting a Special Protocol Assessment, commonly referred to as an SPA, to the FDA in 2009 for a randomized trial of Onrigin. We expect to hear from the FDA about the status of our NDA before our end user fee date of December 12, 2009, but at this time, we have received no formal communication.
We continue to support four ongoing, investigator-initiated clinical trials of Onrigin, three in AML. Our Phase III trial with the Dutch cooperative group HOVON has now accrued over 100 patients. This trial is evaluating Onrigin plus the standard AML regimen of ara-C, an anthracycline, or 7+3, in front-line adult AML patients.
We also have a Phase I/II trial of Onrigin in combination with 7+3 in adult patients with unfavorable cytogenetics, and a Phase I trial of Onrigin plus ara-C in elderly AML patients. Initial data from these trials were presented at ASCO in June. The conclusions from the poster presentation were that Onrigin could be combined with ara-C in this patient population in doses up to 500 mg per meter squared with evidence of efficacy and tolerability. Our final ongoing Phase I/II trial of Onrigin is in a solid tumor application for adult brain tumors at Northwestern. Onrigin is being combined with temozolomide in this setting.
In October, we announced that we had hired an investment bank to assist in evaluating our strategic alternatives. These alternatives include any combination of a restructuring of the Company and its debt and/or a sale of the Company and/or its assets. We may also consider financing options.
We expect our strategic review to be completed in the fourth quarter of 2009. The outcome of our strategic review will determine whether we continue operations or whether we curtail or cease operations, liquidate our assets and/or file for bankruptcy.
We ended the third quarter of 2009 to with cash and cash equivalents totaling $18.9 million. Our review of our strategic alternatives will determine our future operations, if any, and levels of cash expenditures and employee staffing. It is likely that, without additional financing, our cash and cash equivalents will not be adequate to fund our operations for the next 12 months.
Because of our financial status and the ongoing strategic review, we can offer no assurances at this time about our ability to raise additional capital to fund a new randomized trial of Onrigin. We will report back to you as to our direction when the strategic review is completed this quarter.
Now, I will ask Howard to present the financial results to you.

Howard Johnson — Vion Pharmaceuticals, Inc. — President, CFO
Thank you, Alan.

Final Transcript

Nov 12, 2009 / 01:30PM GMT, VION — Q3 2009 Vion Pharmaceuticals Earnings Conference Call
In the third quarter of 2009, we reported a net loss of $6.2 million, or $0.78 per share, based on 8 million weighted shares outstanding. This compares to a net loss of $6.8 million in the third quarter of 2008, or $0.92 per share, based on 7.4 million weighted average shares outstanding.
In the quarter, operating expenses declined by $1 million, compared to last year, from $5.5 million last year to $4.5 million this year. The decline in operating expenses included a decrease in clinical trials expense of $528,000, offset by an increase of $284,000 in other Research and Development expense.
Our clinical trials expense declined due to reduced expense in Onrigin clinical trials sponsored by us, offset by the additional expense of our HOVON trial. Other Research and Development expense increased as we prepared for the ODAC meeting and continued to interact with the FDA on our NDA filing.
Lower stock-based compensation and incentive compensation expense were also contributing factors to the change in clinical and other R&D expense.
Marketing G&A expense declined by $793,000, due primarily to lower stock-based compensation and incentive compensation expense.
As a whole, non-cash stock-based compensation expense was $12,000 in the quarter, compared to $326,000 last year.
Interest expense for our convertible senior notes was $1.7 million in the third quarter of 2009 as compared to $1.5 million for the same 2008 quarter. Interest income declined by $223,000 in 2009, based on lower interest rates and lower invested balances.
For the nine-month period in 2009, we reported a net loss of $17.1 million, or $2.15 per share, based on 8 million weighted average shares outstanding. This compared to a net loss of $22.9 million in the same period last year, or $3.12 per share, based on 7.4 million weighted average shares outstanding.
In the nine-month period, operating expenses declined by $5.3 million, compared to last year, from $19.4 million last year to $14 million this year. The expense decline was a result of lower clinical trials expense of $3.7 million as well as lower other Research and Development expense of $472,000. Our clinical trials expense declined due to reduced expense in Onrigin clinical trials sponsored by us, offset by the additional expense of our HOVON trial. Other R&D expense decreased primarily due to lower stock-based compensation expense and lower incentive compensation, offset by increased regulatory expenses as we prepare for the ODAC meeting and continue to interact with the FDA on our NDA filing.
Lower stock-based compensation expense and lower incentive compensation were also factors in the decline of clinical expense.
Marketing, General and Administrative expenses declined by $1.132 million, also due to lower incentive comp expense and stock-based comp expense.
As a whole, our non-cash stock-based compensation expenses were $122,000 in the nine-month period in 2009, compared to $2 million last year.
Interest expense for our convertible senior notes was $5.7 million in the nine-month period, compared to $4.5 million in the same 2008 period. Interest expense in 2009 included $807,000 of additional non-cash amortization expense recorded in the first quarter to reflect the cumulative amortization of an embedded derivative in our senior notes that was disclosed in the first quarter of the year.
Interest income declined by $980,000 based on lower interest rates and lower invested balances. The nine-month numbers also include other income of $2.6 million to reflect the change in the fair value of the embedded derivative just mentioned.
We ended the quarter with $18.9 million in cash. As Alan mentioned, this cash position is not likely to fund the Company’s operations for the next 12 months and does not include funding for a randomized trial of Onrigin. Therefore, as we have disclosed, we have hired an investment bank to assist us in evaluating our strategic options. The outcome of this strategic review will determine whether we continue operations or whether we curtail or cease operations, liquidate our assets, and/or file for bankruptcy.
Thank you for listening today. We are now ready to take your questions.
QUESTION AND ANSWER

Final Transcript

Nov 12, 2009 / 01:30PM GMT, VION — Q3 2009 Vion Pharmaceuticals Earnings Conference Call

Operator
(Operator Instructions). Leah Hartman, CRT Capital.

Leah Hartman — CRT Capital Group — Analyst
Good morning, gentlemen, and hi, Ann.
I just wanted to — I guess two questions. One is an update on Triapine, and two is any commentary, if you can, with respect to monthly cash burn over this quarter and into the first quarter of next year.

Alan Kessman — Vion Pharmaceuticals, Inc. — CEO
Ann, do you want to take Triapine?

Ann Cahill — Vion Pharmaceuticals, Inc. — VP Clinical Development
Sure. I will start with the Triapine question. Good morning.
Triapine has been largely developed through the NCI agreement trials. Those trials continue to come forward through publication planning, mostly in the Phase I and Phase II setting, without a clear solid tumor development path at this point and is not really the focus of our clinical development plan right now.
I have also fielded a number of investigator requests and interest in looking at Triapine in hematologic malignancies, but we have not gone forward with those at this point.

Leah Hartman — CRT Capital Group — Analyst
Okay, I was just looking for if there continued to be outside interest in the program (multiple speakers).

Ann Cahill — Vion Pharmaceuticals, Inc. — VP Clinical Development
Absolutely.

Leah Hartman — CRT Capital Group — Analyst
Yes, okay. Thank you, Ann.

Alan Kessman — Vion Pharmaceuticals, Inc. — CEO
As far as the cash burn goes, Leah, we have not disclosed publicly any specifics but I can tell you that we are looking at all of the alternatives that we possibly can to reduce cash burn. I don’t expect that there will be significant cash reduction in the burn in Q4 of this year, but we are looking at what could be potentially more meaningful reductions as we head into 2010 as some of the things we put into place in Q4 take effect in the first quarter of 2010.

Leah Hartman — CRT Capital Group — Analyst

Final Transcript

Nov 12, 2009 / 01:30PM GMT, VION — Q3 2009 Vion Pharmaceuticals Earnings Conference Call
Okay. Well, good luck to all of you during the review.

Alan Kessman — Vion Pharmaceuticals, Inc. — CEO
Thank you.

Operator
(Operator Instructions). At this time, there are no further audio questions.

Alan Kessman — Vion Pharmaceuticals, Inc. — CEO
Thank you, operator. We thank you for listening today. We assure you that, as areas develop and we have information that needs to be made public, we will give it to you as soon as we possibly can. Thank you. Good-bye.

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect, and have a great day.

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